Exhibit 99.1

Lemonade Completes Acquisition of Metromile

In return for under $145 million in stock, Lemonade receives over $155 million in cash, over $110 million in car premiums, an insurance entity with 49 state licenses, and precision data from half a billion auto trips

July 28, 2022—Lemonade (NYSE: LMND), the insurance company powered by AI and social impact, today announced the closing of the acquisition of car insurance provider Metromile. Metromile shareholders received 7.3 million LMND shares, while Lemonade received a business with over $155m in cash, over $110m in premiums, an insurance entity licensed in 49 states, and a team unsurpassed in harnessing precision data for auto insurance.

“We launched Lemonade Car a few months ago, and believe it’s the most delightful product on the market. We also believe auto insurance can be treacherous for newcomers, disadvantaged by a lack of data and scale, which is why we bought Metromile,” said Shai Wininger, Lemonade co-CEO and cofounder. “For ten years, Metromile’s intricate sensors monitored billions of miles of driving, while their AI cross-referenced these data with hundreds of thousands of claims, to accurately score each tap of the brake and turn of the wheel. Injecting all that intelligence into Lemonade Car could make the most delightful car insurance also the most competitive, precise, and fair. That’s why we’re so excited to welcome Metromile into the Lemonade family.”

Most Metromile employees will transition to roles at Lemonade, and Metromile CEO, Dan Preston, has assumed the role of Senior Vice President of Strategic Initiatives.

“It’s hard to imagine a better home for Metromile than Lemonade. While Metromile was at the forefront of using big data and AI in car insurance, Lemonade forged a parallel path for several complementary lines of insurance. That makes for a powerful combination,” said Dan Preston, SVP Strategic Initiatives, Lemonade. “The upshot is that Metromile’s mission to connect the world to personalized insurance receives a big boost today. While the Metromile brand will sunset over time, its promise to consumers will be realized bigger, better, and sooner now that we’ve joined forces. ”

The Metromile app and brand will continue in-market until all customers can be seamlessly transitioned to the Lemonade app and brand. MILE will cease trading on NASDAQ today.

About Lemonade

Lemonade offers renters, homeowners, car, pet, and life insurance. Powered by artificial intelligence and social impact, Lemonade’s full stack insurance carriers in the US and the EU replace brokers and bureaucracy with bots and machine learning, aiming for zero paperwork and instant everything. A Certified B-Corp, Lemonade gives unused premiums to nonprofits selected by its community, during its annual Giveback. Lemonade is currently available in the United States, Germany, the Netherlands, and France, and continues to expand globally.

Follow @lemonade_inc on Twitter for updates.

FORWARD LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including with respect to the anticipated impact of the Metromile transaction. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: Our history of losses and the fact that we may not achieve or maintain profitability in the future; our ability to retain and expand our customer base; the fact that the “Lemonade” brand may not become as widely known as incumbents’ brands or the brand may become tarnished; the denial of claims or our failure to accurately and timely pay claims; our ability to attain greater value from each user; the novelty of our business model and its unpredictable efficacy and susceptibility to unintended consequences; the possibility that we could be forced to modify or eliminate our Giveback, which could undermine our business model; the examinations and other targeted investigations by our primary and other state insurance regulators that could result in adverse examination findings and necessitate remedial actions; our limited operating history; our ability to manage our growth effectively; the impact of intense competition in the segments of the insurance industry in which we operate on our ability to attain or increase profitability; the unavailability of reinsurance at current levels and prices, which could limit our ability to write new business; our ability to renew reinsurance contracts on comparable duration and terms to those currently in effect; our exposure to counterparty risks as a result of reinsurance; the loss of personal customer information, damage to our reputation and brand, or harm to our business and operating results as a result of security incidents or real or perceived errors, failures or bugs in our systems, website or app; our actual or perceived failure to protect customer information and other data, respect customers’ privacy, or comply with data privacy and security laws and regulations; our ability to comply with extensive insurance industry regulations and the need to incur additional costs or devote additional resources to comply with changes to existing regulations; our exposure to additional regulatory requirements specific to other vertical markets that we enter or have entered, including auto, pet and life insurance, and the need to devote additional resources to comply with these regulations; the ability of Lemonade to successfully integrate Metromile’s operations, product lines and technology; the ability of Lemonade to implement its plans, forecasts and other expectations with respect to Metromile’s business after the completion of the transaction and realize additional opportunities for growth and innovation; the ability of Lemonade to realize the anticipated synergies from the proposed transaction in the anticipated amounts or within the anticipated timeframes or costs expectations or at all; the ability to maintain relationships with Lemonade’s and Metromile’s respective employees, customers, other business partners and governmental authorities; and the other risks, uncertainties and important factors contained and identified; and our inability to predict the lasting impacts of COVID-19 to our business in particular, and the global economy generally. These and other important factors are discussed under the caption “Risk Factors” in our Form 10-K filed with the SEC on March 1, 2022 and in our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.